JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL [ ], 2007

        The undersigned holder of common shares of beneficial interest of John Hancock Patriot Premium Dividend Fund II (the "Fund") hereby appoints KEITH F. HARTSTEIN, GORDON SHONE and THOMAS KINZLER, and each of them singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Annual Meeting of Shareholders of the Fund to be held on [ ], April [ ], 2007 at the offices of the Fund, 601 Congress Street, Boston, Massachusetts, at 9:00 a.m., Eastern time, and at any and all adjournments thereof, in respect of all common shares of the Fund held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all powers the undersigned would possess if personally present. All proxies previously given by the undersigned in respect of said meeting are hereby revoked.


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PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
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Please complete, sign, date and return this proxy in the enclosed envelope as soon as possible. Please sign exactly as your name or names appear in the box on the reverse. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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Address Change/Comments (Mark the corresponding box on the reverse side)
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[ ] Please Mark Here for Address Change or Comments.  SEE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

 (1)(a) To approve the issuance of additional Fund common shares in connection with each Reorganization.

    FOR [ ]                       AGAINST  [ ]                   ABSTAIN [ ]

(1)(b)  Not applicable to holders of common shares.

(2)     Not applicable to the Fund.

(3)     To elect the following nominees as Trustees of the Fund:
        (1)   James R. Boyle; and
        (2)   Steven R. Pruchansky.

                        FOR ALL [ ]                    WITHHOLD ALL [ ]

                [ ] ________________________________________________
                     For all nominees except as noted above

Specify your vote by marking the appropriate spaces. If no specification is made, this proxy will be voted for the nominees named in the proxy statement and in favor of the proposals. The persons named as proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to the other matters which may properly come before the meeting.

Please be sure to sign and date this Proxy.

Signature: ___________ Date: ___________

________________________________________________________________________________
                   [arrow up] FOLD AND DETACH HERE [arrow up]

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11PM Eastern Time the business day prior to annual meeting day.

    Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

______________________________________________________________________________________
        Internet                         Telephone                        Mail
http://www.proxyvoting.com/pdt         866-540-5760
Use  the   Internet   to     Use any  touch-tone  telephone to     Mark,   sign   and
vote  your  proxy.  Have     vote   your   proxy.   Have  your     date  your   proxy
your  proxy card in hand     proxy  OR card in hand  when  you     card  and   return
when you  access the web     call.  You  will be  prompted  to     it     in      the
site.    You   will   be     enter   your   control    number,     enclosed
prompted  to enter  your     located  in the  box  below,  and     postage-paid
control number,  located     then follow the directions given.     envelope.
in  the  box  below,  to
create   and  submit  an
electronic ballot.
______________________________________________________________________________________

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

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                                                                       P R O X Y

                  JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II

      The undersigned holder of Dutch Auction Rate Transferable Securities of beneficial interest ("Preferred Shares") of John Hancock Patriot Premium Dividend Fund II (the "Fund") hereby constitutes and appoints Keith F. Hartstein, Gordon Shone and Thomas Kinzler, and each of them singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Annual Meeting of Shareholders of the Fund to be held on [ ], April [ ], 2007 at the offices of the Fund, 601 Congress Street, Boston, Massachusetts, at 9:00 a.m., Eastern Time, and at any and all adjournments thereof, in respect to all Preferred Shares of the Fund held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies previously given by the undersigned in respect of said meeting are hereby revoked.

(1)(a)      Not applicable to holders of Preferred Shares.
(1)(b) To approve the issuance of additional series of Preferred Shares in connection with each Reorganization.

    FOR [ ]                       AGAINST [ ]                    ABSTAIN [ ]

(2)   Not applicable to the Fund.

(3)   To elect the following nominee as Trustee of the Fund:
         (1)      Patti McGill Peterson.

                    FOR [ ]                        WITHHOLD [ ]

Specify your vote by check marks in the appropriate space. This proxy will be voted as specified. If no specification is made, the proxy will be voted for the nominee named in the Proxy Statement and in favor of the proposals and nominees listed above. The persons named as proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to the other matters which properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR IN THE BOX ON THE LEFT. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Date:____________, 2007

______________________________
Signature(s) of Shareholder(s)

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

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John Hancock                                                              Mellon
-----------------                                       Mellon Investor Services
JOHN HANCOCK FUNDS                                    A Mellon Financial Company
________________________________________________________________________________


                                 Welcome to the
                  John Hancock Patriot Premium Dividend Fund II
                             2007 Proxy Voting Site

                         Annual Meeting of Shareholders
                                 April [ ], 2007


         The undersigned holder of common shares of beneficial interest of John Hancock Patriot Premium Dividend Fund II (the "Fund") hereby appoints KEITH F. HARTSTEIN, GORDON SHONE and THOMAS KINZLER, and each of them singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Annual Meeting of Shareholders of the Fund to be held on [ ], April [ ], 2007 at the offices of the Fund, 601 Congress Street, Boston, Massachusetts, at 9:00 a.m., Eastern time, and at any and all adjournments thereof, in respect of all common shares of the Fund held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all powers the undersigned would possess if personally present. All proxies previously given by the undersigned in respect of said meeting are hereby revoked.

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John Hancock                                                              Mellon
-----------------                                       Mellon Investor Services
JOHN HANCOCK FUNDS                                    A Mellon Financial Company
________________________________________________________________________________

          Welcome to the John Hancock Patriot Premium Dividend Fund II
                             2007 Proxy Voting Site

    Your Internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed, and returned your Proxy Card.

                     The Board of Trustees recommends a vote
                          FOR the following Proposals.

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             Click Here To Vote As The Board Of Trustees Recommends
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                Click Here To Vote Individually On Each Proposal
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John Hancock                                                              Mellon
-----------------                                       Mellon Investor Services
JOHN HANCOCK FUNDS                                    A Mellon Financial Company
________________________________________________________________________________

          To Vote Separately On Each Proposal - Check The Boxes Below:
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               The Board recommends a vote FOR Proposals 1 and 2.
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  PROPOSAL 1(a)
To approve the issuance of additional Fund common shares in connection with each Reorganization.

  For[ ]                  Against[ ]            Abstain[ ]
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  PROPOSAL 2
Not applicable to the Fund.
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  PROPOSAL 3
To elect the following nominees as Trustees of the Fund:
      (1)   James R. Boyle; and
      (2)   Steven R. Pruchansky.

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FOR ALL [ ]                 WITHHOLD ALL [ ]        FOR ALL EXCEPT[ ]
                                                      [ ]01 James R. Boyle
                                                      [ ]02 Steven R. Pruchansky


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or at any adjournment thereof.
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                        Click Here To Register Your Vote
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John Hancock                                                              Mellon
-----------------                                       Mellon Investor Services
JOHN HANCOCK FUNDS                                    A Mellon Financial Company
________________________________________________________________________________

                       THANK YOU FOR VOTING ELECTRONICALLY

                                 Voting Summary

                              Your Control Number:

Trustees:
You Voted:
Proposal 2:
You Voted:
To change your address click here.

                              THANK YOU FOR VOTING

Your vote has been successfully recorded and will be tabulated by Mellon Investor Services within 24 hours. It is not necessary for you to mail back your voting card.

If any of the above information is incorrect, return to the proxy ballot form by using the BACK feature of your browser program.

To vote another Proxy - CLICK HERE
Please exit your browser program as you normally do.